   As filed with the Securities and Exchange Commission on February 21, 2001

                                                     Registration No.  333-74435

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                 _____________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       To
                                    Form S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                 _____________

                                AMAZON.COM, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                        91-1646860
(State of other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                       Identification Number)

                       1200 12th Avenue South, Suite 1200
                        Seattle, Washington  98144-2734
                                 (206) 266-1000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Jeffrey P. Bezos
                            Chief Executive Officer
                                Amazon.com, Inc.
                       1200 12th Avenue South, Suite 1200
                        Seattle, Washington  98144-2734
                                 (206) 266-1000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                                 _____________

                Copies of all communications should be sent to:
                                Scott L. Gelband
                                Perkins Coie LLP
                       505 Fifth Avenue South, Suite 620
                           Seattle, Washington  98104
                                 (206) 583-8888
                                 _____________

       Approximate date of commencement of proposed sale to the public:
      This post-effective amendment deregisters those 4 3/4% convertible subordinated notes due 2009 and any shares of
              common stock into which such notes are convertible
              that remain unsold hereunder as of the date hereof

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

                         DEREGISTRATION OF SECURITIES

     On March 16, 1999, Amazon.com, Inc., a Delaware corporation ("Amazon.com"), filed a registration statement on Form S-3 (No. 333-74435) (the "Registration Statement") for purposes of registering $1,250,000,000 aggregate principal amount of Amazon.com's 4 3/4% convertible subordinated notes due 2009 (the "Notes") and 8,009,996 shares of Amazon.com's common stock into which such Notes were convertible (the "Conversion Shares"). On May 13, 1999, Amazon.com filed an amendment to the Registration Statement and on May 18, 1999, the Commission declared the Registration Statement effective. Since that time and from time to time, Amazon.com has filed prospectus supplements under the Registration Statement for the benefit of holders of Notes not previously included as a "Selling Holder" under the Registration Statement.

     Pursuant to the terms of the Registration Rights Agreement that required Amazon.com to file the Registration Statement, Amazon.com is no longer required to keep the Registration Statement effective. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the date hereof, all of the Notes and Conversion Shares that remain unsold under the Registration Statement.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington on February 20, 2001.

                                       AMAZON.COM, INC.

                                       By: /s/ JEFFREY P. BEZOS
                                          ----------------------------
                                          Jeffrey P. Bezos
                                          Chairman of the Board, President
                                          and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


            Signature                                  Title                               Date
            ---------                                  -----                               ----
    /s/ JEFFREY P. BEZOS              Chairman of the Board, President, Chief        February 20, 2001
--------------------------------      Executive Officer and Director
        Jeffrey P. Bezos              (Principal Executive Officer)

    /s/ WARREN C. JENSON              Senior Vice President, Chief Financial         February 20, 2001
--------------------------------      Officer and Chief Accounting Officer
        Warren C. Jenson              (Principal Financial Officer and
                                      Principal Accounting Officer)

       /s/ TOM A. ALBERG*                             Director                       February 20, 2001
--------------------------------
          Tom A. Alberg

      /s/ SCOTT D. COOK*                              Director                       February 20, 2001
--------------------------------
          Scott D. Cook

      /s/ L. JOHN DOERR*                              Director                       February 20, 2001
--------------------------------
          L. John Doerr

  /s/ PATRICIA Q. STONESIFER*                         Director                       February 20, 2001
--------------------------------
     Patricia Q. Stonesifer

*By: /s/ JEFFREY P. BEZOS                                                            February 20, 2001
    ----------------------------
         Jeffrey P. Bezos
         Attorney-in-Fact